Exhibit 99.1

SM Energy Announces Participation In Upcoming Investor Conferences

DENVER, June 14, 2017 -- SM Energy Company (NYSE: SM) today announces that the Company will be participating in the following upcoming investor events.  An investor presentation for these events will be posted to the Company's website on the morning of June 19, 2017 at www.SM-Energy.com.

•	June 19-20, 2017 – 2017 Wells Fargo West Coast Energy Conference. President and Chief Executive Officer Jay Ottoson will participate in investor meetings at this event.

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June 27, 2017 – J.P. Morgan 2017 Energy Conference. President and Chief Executive Officer Jay Ottoson will present at 9:20 AM ET on June 27 and will also meet with investors in 1x1 settings. The presentation will be webcast, accessible from the Company's website, and available for replay for a limited period.

ABOUT THE COMPANY

SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and natural gas liquids in onshore North America.  SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at www.sm‑energy.com.

SM ENERGY CONTACT

Jennifer Martin Samuels, jsamuels@sm-energy.com, 303-864-2507